EMPLOYMENT AGREEMENT



                  This Employment Agreement, dated October 15, 1988, is by and between WESTERN STAR, INC., an Oregon corporation (the "Company"), and JOHN TORTORICI ("Executive").

                                                     RECITALS

                   A. Executive is the founder of the Company and has been President and a director since its formation.

                  B. The directors of the Company consider the continued services of its principal executives to be in the best interests of the Company and its shareholders. The directors of the Company desire to assure the continued services of such principal executives on an objective and impartial basis without distraction or conflict of interest and without concern as to their individual income security or changes in the conditions of their employment.

                  C. The directors of the Company have selected Executive as one of the principal executives whose continued services are deemed essential to the future performance of the Company. The execution and delivery of this Agreement provides the Company with continuity in Executive's services and Executive's continued loyalty.

                  In consideration of the premises and conditions of this Agreement, the Company and Executive agree as follows:

                   1. Employment. The Company and Executive hereby confirm the continued employment of Executive by the Company under the terms of this Agreement.

                   2. Duties. Executive shall serve as President and chief executive officer of the Company and perform such duties as are prescribed presently by the Company's Bylaws. Executive shall serve as a director of the Company if so elected by the shareholders.

                  3. Compensation. Employee shall be compensated at the rate of not less than Seven Thousand Dollars ($7,000) per month, payable in accordance with the Company's standard payroll policies. Executive shall also receive the standard fringe benefits, insurance programs and vacation and sick leave provided by the Company to its executive employees. Executive's compensation and benefits shall be reviewed by the Board of Directors not less than annually.

                  4. Term. The term of this Agreement shall commence as of the date hereof and shall continue until terminated by either party on not less than 60 days' written notice. The expiration of the term of this Agreement following notice of termination by the Company shall not affect Executive's rights to payments which become due under the circumstances described in Sections 5 and 6.

                  5.       Definitions.

                   5.1 Change In Control. For purposes of this Agreement, the term "Change in Control" shall mean any event or events which result in any one or more of the following:

                            (a) Any  "person"  (as such term is used in  Section
3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 and the rules under such Act) hereafter becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding voting stock of the Company;

                            (b) A change in the composition of a majority of the
Board of Directors of the Company within 18 months after any person hereafter becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding voting stock of the Company;

                            (c) Any  transaction  in which all or  substantially
all of the assets of the Company are sold,  exchanged or otherwise  disposed of;
or

                            (d) Any merger, consolidation or reorganization, the
result of which the shareholders of the Company own less than 50 percent of the voting stock of the combined entity.

                  5.2 Cause. For purposes of this Agreement, "Termination for Cause" will exist if Executive's employment is terminated by the Company for any one or more of the following reasons:

                            (a)  Gross   negligence  or   incompetence   in  the
performance of the duties assigned to Executive;

                            (b) Fraud of Executive against Company; or

                            (c)  Conviction  of or  entrance  of a  plea  of not
guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on Executive's ability to carry out the duties assigned to him or upon the reputation of the Company.

                   5.3 Event of Termination. For purposes of this Agreement, an "Event of Termination:" shall be deemed to occur:

                            (a) In the  event  that  Executive's  employment  is
terminated by the Company for any reason, including in anticipation of or following a Change in Control, other than a Termination for Cause; or

                            (b)  In  the   event   Executive's   employment   is
terminated by Executive following the occurrence, without Executive's written consent, of one or more of the following events in anticipation of or following a Change in Control:

                                     (i) Executive is assigned reduced duties or
responsibilities that are inconsistent with his position, duties and responsibilities immediately prior to such assignment, or his reporting responsibilities or titles in effect at such time are reduced;

                                     (ii)  Executive's  annual  base  salary  is
reduced; or

                                     (iii)   Executive  is   transferred   to  a
location which is an unreasonable distance from his current principal work location or is required to engage in a substantially greater amount of travel on Company business.

                   6. Salary Continuation. Upon occurrence of any Event of Termination, the Company will continue to pay Executive's annual base salary on a regular monthly basis for a period ending on the first to occur of the following:

                            (a) Two  years  following  the date of the  Event of
Termination; or

                            (b)  The   obtaining   by   Executive  of  permanent
full-time employment by any other employer; provided, however, that Executive's annual base salary shall continue to be paid until two years following the date of the Event of Termination to the extent that the salary paid to Executive in the new employment is less than the annual base salary received by Executive prior to the Event of Termination. Executive will promptly advise the Company of the fact of such new employment. The salary to be paid shall be Executive's base salary in effect on the date of the Event of Termination, but before any reduction that resulted in an Event of Termination under Section 5.3(b)(ii). The base salary shall not include any cash bonus, profit sharing, pension, incentive bonus or any fringe benefits.

                   7. Benefits Upon Death. In the event of the death or disability of Executive prior to the payment to Executive of all amounts which have become payable to Executive during his lifetime, the Company will pay all such amounts to his personal representative or the executor or administrator of his estate in the event of death or to Executive or the guardian or conservator of Executive in the event of disability.

                   8. Attorney Fees. The Company recognizes the disparate economic positions of the Company and Executive in legal actions arising from disputes as to the enforceability or interpretation of agreements such as this. Accordingly, to the fullest extent that a court having jurisdiction will enforce a unilateral agreement for the payment of a party's legal expenses, it is agreed that in any suit or action brought by Executive under this Agreement in which Executive shall prevail, the Company will pay the reasonable attorney fees and court costs incurred by Executive in the prosecution of such suit or action.

                   9. Limitation on Benefits. The benefits provided to Executive by Section 6 shall be payable to the Executive only once, even though there may be two or more events constituting an Event of Termination.

                   10. General Provisions.

                            (a) No right, benefit or interest hereunder shall be
subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process.

                            (b) This  Agreement may not be amended,  modified or
canceled except by written agreement of the parties.

                            (c) No  provisions  of this  Agreement may be waived
except by writing signed by the party to be bound thereby.

                            (d) In the event  that any  provision  or portion of
this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

                            (e) This  Agreement  shall be binding upon and inure
to the benefit of Executive and his personal representative and Company in any successor organization or organizations which shall succeed to substantially all of the business and property of Company, whether by means of merger, consolidation, acquisition of substantially all of the assets or voting stock of Company or otherwise, including by operation of law.

                            (f) This  Agreement  has been  made in and  shall be
governed and construed in accordance with the laws of the state of Oregon.

                            (g) This Agreement  sets forth the entire  agreement
and understanding of the parties hereto with respect to the matters covered hereby.

                               WESTERN STAR, INC.


                               By /s/ Linda R. Tortorici
                                 -----------------------
                                 Linda R. Tortorici
                                 Vice President

                                /s/ John Tortorici
                               --------------------------------------
                               John Tortorici

                       AMENDMENT TO EMPLOYMENT AGREEMENT




                  This document amends the Employment Agreement entered into between JOHN TORTORICI ("Tortorici") and INFORMEDICS, INC. (formerly known as Western Star, Inc.) (the "Corporation") dated October 15, 1988 (the "Employment Agreement").

                  Effective and conditioned upon the filing of Articles of Merger providing for the merger of the Corporation into an affiliate of Mediware, Inc. (the "Merger"), the Employment Agreement is amended as follows:

         1.       Continuation and Termination of Employment.

                  Tortorici shall continue as the President and CEO of the Corporation until the effective date of the Merger, and as a full-time employee of the Corporation, but not as an officer or director, for the three-month period following the closing of the Merger transaction at his existing base salary of $150,000 per year, payable at the Corporation's normal pay periods. At the conclusion of such three-month period, Tortorici's employment with the Corporation shall terminate and he shall be paid his accrued vacation as may exist at that date, if any. Any unvested stock options held by Tortorici shall become immediately vested upon execution of this Amendment.

         2.       Consulting Services.

                  For the two-year period commencing with the termination of employment date (the "Consulting Period"), Tortorici will provide consulting services to the Corporation on such matters as the Corporation may request. Such services shall be at times convenient to Tortorici and shall be arranged in advance so as not to interfere with Tortorici's other business or personal activities. During the two-year period of consulting services, Corporation shall continue to provide at its cost coverage for Tortorici under medical insurance plans of the Corporation as may exist from time to time.

         3.       Noncompete Covenant.

                  During the period from the effective date of the Merger to the end of the Consulting Period, Tortorici covenants that he will not, as a principal, shareholder, director, officer, employee or consultant, directly or indirectly, engage in any business in any way connected with the sale of blood banking software that is in any way competitive with the business of the Corporation or any affiliate in any geographic markets then being served by the Corporation or any affiliate.

         4.       Payments by Corporation.

                  As consideration for Tortorici's noncompete covenant, the Corporation shall pay Tortorici monthly payments in the amount of $8,333.33 commencing on the first day of the month immediately following the termination of employment and continuing on the first day of each month thereafter through and including the 24th month.

         5.       Deletion of Inapplicable Provisions.

                  Paragraphs 2 through 6 and paragraph 9 of the Employment Agreement are deleted in their entirety. The remaining paragraphs of the Employment Agreement remain applicable to the relationship of the parties.

         6.       Effective Date.

                  This Agreement shall become effective upon and shall have no effect unless and until the Articles of Merger referenced above are filed with the Secretary of State for the State of Oregon.

                  EXECUTED this 5th day of December, 1997.


                                INFORMEDICS, INC.


                                By /s/Ronald G. Witcosky
                                   ----------------------
                                By Authorization of the
                                Board of Directors



                                 /s/ John Tortorici
                                -------------------------
                                John Tortorici